UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2006
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 16, 2006, the Board of Directors (the “Board”) of Encore Acquisition Company (the “Company”) approved the following management changes, effective immediately:
•	Ben Nivens, 46, was appointed Senior Vice President and Chief Operating Officer of the Company.
•	Robert C. Reeves, 37, was appointed Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary of the Company. Mr. Reeves will also continue to serve as the Company’s principal accounting officer.
•	Thomas H. Olle, 52, was appointed Vice President, Mid-Continent Region, of the Company.
     Mr. Nivens was the Company’s Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary of the Company from November 2005 to November 2006. He served as Vice President of Corporate Strategy and Treasurer of the Company from June 2005 until October 2005. From April 2002 to June 2005, Mr. Nivens served as an engineering manager of the Company. Prior to joining the Company, he worked as a reservoir engineer for Prize Energy from 1999 to 2002.
     Mr. Reeves was the Company’s Senior Vice President, Chief Accounting Officer, Controller, and Assistant Corporate Secretary from November 2005 to November 2006. He served as the Company’s Vice President, Controller, and Assistant Corporate Secretary from August 2000 until October 2005.
     Also on November 16, 2006, the Board approved annual base salaries for Mr. Nivens of $250,000 and Mr. Reeves of $225,000.
     The Company has issued a press release regarding the management changes described above, which is attached as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated November 21, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: November 22, 2006	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary